Exhibit 99.1

News Release From Nuance Communications

For Immediate Release

Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Erica Hill Nuance Communications, Inc. Tel: 781-565-5000 Email: erica.hill@nuance.com
Nuance to Acquire VoiceSignal Technologies
Company Expects to Deliver Mobile Voice Search and Device Control
to One Billion Consumers within Next Three Years
BURLINGTON, Mass., May 15, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced that it has signed a definitive agreement to acquire VoiceSignal Technologies, Inc., creating an organization with broad resources, solutions and expertise that will satisfy the accelerating demand for speech-enabled mobile devices and services. Nuance expects to serve more than one billion consumers within the next three years with voice-based mobile solutions that allow people to simply and effectively navigate, retrieve and transact across the vast and growing universe of content and services available in mobile phones, automobiles and personal navigation devices.
Nuance and VoiceSignal share a vision to make the growing list of mobile device features, content and services available to consumers through a single button and a natural voice command. With proven technology, broad industry relationships, real-world experience and an organization passionate about speech technology, the combined company will be able to develop new and innovative speech solutions and mobile search capabilities to more effectively serve the rapidly expanding market for mobile services and applications.
“Today, more than two billion people worldwide rely on mobile phones to stay connected, informed and productive. We see an expanding opportunity in helping consumers to use the powerful capabilities of their phones and to access the array of content and services available on the mobile Web,” said Paul Ricci, chairman and CEO, of Nuance Communications, Inc. “We understand how to unlock the extraordinary potential of the mobile experience with speech. VoiceSignal’s roster of solutions, language experience, relationships and talented employees will help Nuance deliver on the promise of the mobile lifestyle for consumers, device manufacturers, carriers and mobile Web content providers.”
With the addition of VoiceSignal, Nuance expects to provide its solutions to more than one billion consumers within the next three years and anticipates that its total mobility revenues will exceed $125 million in fiscal year 2008. These revenues will comprise growing revenue streams from the proliferation of Nuance’s voice search solutions, device control applications, advertising-based services, transaction-based services and recurring subscription models in mobile phones, cars and personal navigation devices.

The combined company will include among its mobility customers AOL, AT&T, DaimlerChrysler, Ford, Kyocera, LG, Motorola, Nokia, Palm, Rogers Wireless, Samsung, Sanyo, Sony Ericsson, Sprint, RIM, T-Mobile, Toyota and Vodafone.
Under the terms of the agreement, total consideration is approximately $293 million, net of cash, using yesterday’s closing price of $15.28 per share of Nuance common stock. The consideration comprises approximately 5.8 million shares of Nuance common stock and a net cash payment of $204 million.
The transaction is expected to close in the fiscal fourth quarter and is subject to customary closing conditions and regulatory approvals. In its fiscal year 2008, Nuance expects VoiceSignal to contribute between $55 million and $57 million in non-GAAP revenue; $40 million and $42 million in GAAP revenue; a GAAP loss between $0.04 and $0.05 per share; and non-GAAP earnings between $0.05 and $0.06 per diluted share. The combination is expected to generate approximately $10 million in cost synergies in fiscal year 2008.
“By combining forces with Nuance, we can accelerate the realization of our common vision for mobile handsets: to eliminate the input bottleneck from small, mobile device keypads and make accessible to users the full power of mobile devices,” said Rich Geruson, CEO of VoiceSignal. “Joining Nuance’s assets with our capabilities in mobile positions the company well in the exciting, dynamic market of mobile search, where a voice interface will be the key to unlock its potential.”
Nuance and VoiceSignal possess a rich heritage of delivering mobile speech solutions that allows handset manufacturers and mobile carriers to overcome the constraints of mobile keypads and screen size, delivering new levels of convenience and accessibility. With the acquisition, Nuance expands its portfolio of speech solutions with applications, expertise and relationships designed to make it easier, safer and more productive to use mobile devices.
By combining the respective strengths and resources of Nuance and VoiceSignal, the organization is intent on improving how mobile consumers can simply use their voice to access, use and share information through a single button. Expected benefits and advances can be found in the following solutions:
-	Mobile Search — Nuance and VoiceSignal have pioneered voice-based access to the vast search capabilities of the mobile Internet. Through simple commands and one-button ease, mobile users are afforded simple, convenient access to directory assistance, music, games, weather forecasts, news, sports scores, stock quotes, maps and at time special offers from advertisers.

-	Mobile Messaging — There were more than one trillion mobile email, SMS or text messages sent last year and the number is expected to grow rapidly in 2007. Nuance and VoiceSignal offer solutions that allow people to dictate a message into a mobile device rather than relying on slow, “thumbs-only” input such as predictive text, triple tap or small QWERTY keypads.

-	Mobile Command and Control — Voice-activated dialing and name dialing solutions can eliminate the ten to twenty “taps” or button pushes that are typically required to dial a phone number or access a certain command.

-	Consumer Safety — Nuance and VoiceSignal are committed to providing solutions that make it easy and safe for people to receive text messages on a mobile phone, even when their hands or eyes are otherwise occupied. In addition, the companies will further pioneer capabilities of “spoken” names, menus, emails, Web pages or other content, making it ideal for hands-free, eyes-free use in light of emerging legislation on the use of mobile phones in automobiles.

Nuance and VoiceSignal are committed to innovation and proliferation of mobile speech and voice search solutions on a global scale. The combined company will continue to make available and support the solutions of Nuance and VoiceSignal.
In this transaction, Nuance and VoiceSignal were represented by Lehman Brothers and Goldman Sachs, respectively. VoiceSignal was backed by private equity funds Stata Venture Partners and Argonaut Private Equity.
Nuance to Host Investor Conference Call at 8:30 a.m. Today
In conjunction with this announcement, Nuance will broadcast a conference call over the Internet today at 8:30 a.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1096 or (612) 288-0329 five minutes prior to the call and referencing conference code 874065. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 874065.
About VoiceSignal Technologies, Inc.
VoiceSignal is a global leader in mobile voice technology. Since 2002 more than 110 million copies of its software in 21 languages have shipped embedded in devices from the world’s top handset manufacturers. VoiceSignal’s unique architecture is compatible with the entire range of mobile devices, from entry-level to enterprise-class devices and smart phones. VoiceSignal solutions are preferred by the largest global handset brands and specified by major operators worldwide. Additional information about the company is available at www.voicesignal.com.
About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is being made in respect of the proposed business combination involving Nuance and VoiceSignal. In connection with such proposed business combination, Nuance will file a Registration Statement on Form S-4 and other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of VoiceSignal are urged to read the Form S-4 when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed transaction and related matters. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Registration Statement described above. When available, you will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Nuance free of charge by contacting Nuance Investor Relations by phone at (781) 565- 5000 or by mail at 1 Wayside Road, Burlington, MA 01803.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between Nuance and VoiceSignal, the resources and product portfolio of the combined company, anticipated growth in the number of speech-enabled mobile devices, future financial and operating results of the combined company, benefits and synergies of the transaction, the expected timetable for completing the transaction, future opportunities for the combined company, and any other statements about Nuance or VoiceSignal managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability of Nuance to successfully integrate VoiceSignal’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; and the other factors described in Nuance’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006. Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Nuance management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as tools to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. When evaluating the prospects of a transaction our management considers the impact of the transaction on our revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the impact of our potential acquisition of VoiceSignal, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenue and Expenses. We included revenue related to our acquisition of Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). The acquisition of VoiceSignal will result in non-continuing operating expenses which would not otherwise have been incurred. In recent years, we have also completed a number of other acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain expenses related to material acquisitions allows the users of our financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited
Estimated Per Share Impact of VoiceSignal Acquisition

	Twelve Months Ended
	September 30, 2008
	Low	High
Total GAAP revenue	$40,000	$42,000
Purchase accounting adjustment — revenue	$15,000	$15,000

Total Non-GAAP revenue	$55,000	$57,000

Accretion of GAAP net income (loss), per share	$(0.05)	$(0.04)
Impact of revenue lost in purchase accounting, per share	$0.07	$0.07
Amortization of other intangible assets, per share	$0.06	$0.06
Stock based compensation, per share	$0.02	$0.02
Non-cash interest expense, per share	$0.00	$0.00
Non-cash tax, per share	$(0.05)	$(0.05)

Accretion of non-GAAP net income (loss), per share	$0.05	$0.06

Shares used in computing Accretion/Dilution on non-GAAP net income (loss), per share:

Weighted average common shares outstanding:

Fully Diluted	208,500	208,500